As filed with the Securities and Exchange Commission on March 5, 2010
Registration No. 333-154881

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement
Under
The Securities Act of 1933
LOTUS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Michigan	20-2377468
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
44350 West 12 Mile Road
Novi, Michigan 48377
(Address of principal executive offices, including zip code)
LOTUS BANCORP, INC.
2008 STOCK INCENTIVE PLAN
(Full title of the plan)
Satish B. Jasti
President and Chief Executive Officer
Lotus Bancorp, Inc.
44350 West 12 Mile Road
Novi, Michigan 48377
(Name and address of agent for service)
(248) 735-1000
(Telephone number, including area code, of agent for service)
With a copy to:
Timothy E. Kraepel
Howard & Howard Attorneys PLLC
450 West Fourth Street
Royal Oak, Michigan 48067-2557
(248) 645-1483
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SHARES
     The shares of common stock of Lotus Bancorp, Inc. previously registered for sale under this Registration Statement are hereby withdrawn from registration. No securities remain unsold under this Registration Statement.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan, on March 5, 2010.

LOTUS BANCORP, INC. (Registrant)
By:	/s/ Satish B. Jasti
Satish B. Jasti
President and Chief Executive Officer (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Satish B. Jasti Satish B. Jasti	President, Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2010

/s/ Richard E. Bauer Richard E. Bauer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2010

** Sreenivas Cherukuri	Director	March 5, 2010

** Vasudev Garlapaty	Director	March 5, 2010

** Vinaya Gavini	Director	March 5, 2010

	Director	March 5, 2010
Amarnath Gowda

** Sarada Gullapalli	Director	March 5, 2010

Signature	Title	Date

** Ravindranath Gullapalli	Director	March 5, 2010

** Murali Guthikonda	Director	March 5, 2010

** Sree Jasti	Director	March 5, 2010

** Lynn Jerath	Director	March 5, 2010

** Mayur Joshi	Director	March 5, 2010

	Director	March 5, 2010
Shubha Kolachalam

** V.S. Lingham	Director	March 5, 2010

** Krishna Malempati	Director	March 5, 2010

** Jitendra Patel	Director	March 5, 2010

	Director	March 5, 2010
Natvarlal Patel

	Director	March 5, 2010
Haranath Policherla

	Director	March 5, 2010
Bala Setty

** Jay Shah	Director	March 5, 2010

** Curt Shaneour	Director	March 5, 2010

** Venkat Talasila	Director	March 5, 2010

**By:	/s/ Satish B. Jasti
Satish B. Jasti, Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number	Description

24	Power of Attorney (previously filed)

4